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                                                                    Exhibit 99.1

                           HOST MARRIOTT CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
               TO BE HELD TUESDAY, DECEMBER 15, 1998, 10:00 A.M.

     The undersigned stockholder of Host Marriott Corporation, a Delaware corporation ("Host"), hereby appoints ________ and ________ as proxies for the undersigned, with the full power of substitution in each of them, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at Host's Special Meeting of Stockholders to be held on December 15, 1998, and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting, and at any and all adjournments or postponements thereof, upon the following matters that are more fully described in the accompanying Proxy Statement/Prospectus. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to the Special Meeting. The Board of Directors recommends votes FOR approval of the Agreement.

                                      COMMENTS OR CHANGE OF ADDRESS

                               ---------------------------------------------

                               ---------------------------------------------

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                              (If you have written in the above space, please
                              mark the corresponding box on the reverse side of this card)


                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
                                                           See Reverse Side


                             Detach Proxy Card Here
                       [Host Marriott Corporation symbol]

                           Host Marriott Corporation
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109

The Special Meeting of Stockholders of Host Marriott Corporation will be held on Tuesday, December 15, 1998, at 10:00 a.m. at the Ritz-Carlton Hotel, located at 1700 Tysons Boulevard in McLean, Virginia. Doors to the meeting will open at ____ a.m.

The Meeting will be conducted to consider and vote upon the proposal described in the accompanying Proxy Statement/Prospectus, which provides for the approval of the Agreement and Plan of Merger (the "Agreement") entered into by and among Host Marriott Corporation, HMC Merger Corporation ("Host REIT") and Host Marriott L.P. (the "Operating Partnership"), and to transact such other business as may properly come before the meeting. The Agreement contemplates certain restructuring transactions consisting of (A) the contribution by Host of its wholly-owned, full-service hotels, its interests in certain hotel partnerships and certain other assets to the Operating Partnership in exchange for units of limited and general partnership interest in the Operating Partnership and assumption of liabilities, and (B) the reincorporation of Host from the State of Delaware to the State of Maryland by means of a merger of Host with and into Host REIT, all as more fully described in the accompanying Proxy Statement/Prospectus.

Stockholders of record at the close of business on November 13, 1998 will be entitled to notice of and to vote at this meeting.
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This proxy when properly executed will be voted in the manner directed herein.
If this proxy is executed but no direction is made, the votes entitled to be cast by the undersigned will be cast FOR approval of the Agreement and in the discretion of the proxy holder on any other matter that may come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR approval of the Agreement.

                   FOR            AGAINST           ABSTAIN
                   / /              / /               / /

                                       I will attend the Special Meeting.    / /


Signature    __________________  Date     __________  Change of Address/Comments
on Reverse Side / /

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Please carefully detach here and return this proxy in the enclosed reply envelope.


TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or internet to vote your shares electronically, 24 hours per day, 7 days a week. To access the telephone or internet voting system, you must use the control number printed in the box above.

1.  To vote over the telephone:  Using a touch-tone telephone, call
    1-800-_________.
2. To vote over the internet: Log on to the internet and go to the web site http://www.____.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.


                                ADMISSION TICKET
                           HOST MARRIOTT CORPORATION

                        Special Meeting of Stockholders
                               Ritz-Carlton Hotel
                             1700 Tysons Boulevard
                             McLean, Virginia 22102

                                     AGENDA

1. Proposal to approve the Agreement and Plan of Merger entered into by and among Host Marriott Corporation, HMC Merger Corporation and Host Marriott L.P.

2.  Transaction of other business as may properly come before the Special
    Meeting.

It is important that your shares be represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above, or vote by internet or telephone.

If you and your guest plan on attending the Special Meeting, please mark the appropriate box on the proxy card above. Present the Admission Ticket to the Host Marriott Corporation representative at the entrance.